Exhibit 99.2

ALLEGHENY VALLEY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

December 31,
2016

Assets
Cash	$1,928,332
Interest-earning deposits with other institutions	6,142,302

Cash and cash equivalents	8,070,634

Investment securities available-for-sale	100,248,467
Loans receivable, net	303,428,294
Federal Home Loan Bank stock, at cost	4,705,000
Office properties and equipment, net	4,139,749
Goodwill	8,143,684
Bank owned life insurance	6,444,521
Accrued interest and other assets	3,361,309

Total Assets	$438,541,658

Liabilities
Deposits
Noninterest-bearing demand	$107,016,121
Interest-bearing demand	25,631,221
Savings	52,197,762
Money market	76,828,879
Time	65,094,149

Total deposits	326,768,132

Short -term borrowings	60,522,800
Accrued interest and other liabilities	1,717,135

Total Liabilities	389,008,067

Stockholders' Equity
Common stock, par value $1; authorized 5,000,000 shares; issued 1,170,000 shares	1,170,000
Additional paid-in capital	2,612,039
Retained earnings	51,362,976
Accumulated other comprehensive income (loss)	684,615

55,829,630

Treasury stock, at cost (133,326 and 151,143 shares)	(6,296,039)

Stockholders' Equity, Net	49,533,591

Total Liabilities and Stockholders' Equity	$438,541,658

ALLEGHENY VALLEY BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Audited)

YEAR ENDED
DECEMBER 31,
2016

Interest Income:
Interest and fees on loans	$12,630,218
Interest-earning deposits	20,218
Investment securities:
Taxable interest	2,053,944
Tax-exempt interest	871,513

Total Interest Income	15,575,893

Interest Expense:
Deposits	1,126,122
Borrowed funds	346,324

Total Interest Expense	1,472,446

Net Interest Income	14,103,447

Provision For Loan Losses	400,000

Net Interest Income After Provision For Loan Losses	13,703,447

Noninterest Income:
Service charges on deposit accounts	1,131,533
Net gain on sales of investment securities available-for-sale	359,980
Wealth management fee income	194,259
Mortgage fee income	435,159
Lease fee income	27,997
Other income	486,871

Total Noninterest Income	2,635,799

Noninterest Expense:
Salaries and employee benefits	6,257,105
Occupancy expense	993,814
Data processing and equipment expense	1,143,847
Pennsylvania shares tax	306,899
FDIC insurance expense	193,967
Legal and professional fees	353,851
Merger expense	828,400
Other expense	2,510,911

Total Noninterest Expense	12,588,794

Income Before Income Taxes	3,750,452

Income Taxes	986,181

Net Income	$2,764,271

Basic and Diluted Earnings Per Share	$2.69

Weighted Average Shares Outstanding	1,026,351

Actual Shares Outstanding	1,036,674

ALLEGHENY VALLEY BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited)

YEAR ENDED
DECEMBER 31,
2016

Cash Flows From Operating Activites
Net income	$2,764,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	433,682
Net amortization of premiums, intangible assets, and mortgage servicing assets	271,608
Provision for loan losses	400,000
Net gain on investment securities available for sale	(359,980)
Deferred income tax (benefit) expense	(491,769)
Increase in accrued interest receivable	(67,237)
Decrease in accrued interest payable	(5,720)
Increase in income taxes payable	412,889
Increase in cash surrender value of bank owned life insurance	(174,095)
Increase in mortgage servicing asset	(94,033)
Decrease in prepaid assets	311,656
Increase (decrease) in accrued expenses	285,756
Other, net	247,755
Net Cash Provided By Operating Activities	3,934,783

Cash Flows From Investing Activities
Investment securities available for sale:
Proceeds from maturities, calls and principal repayments	22,219,150
Proceeds from sales	3,534,361
Purchases	(29,145,662)
Net increase in loans	(21,008,003)
Purchase of FHLB stock	(4,960,900)
Redemptions of FHLB stock	4,225,400
Proceeds from disposal of assets	167,927
Purchases of premises and equipment	(1,626,066)
Net Cash Used By Investing Activities	(26,593,793)

Cash Flows From Financing Activities
Net increase (decrease) in deposits	11,422,601
Repayments of long-term debt	-
Net increase in short-term borrowings	11,864,300
Dividends paid	(1,912,844)
Issuance of treasury stock	210,389
Net Cash Provided (Used) By Financing Activities	21,584,446

Decrease In Cash And Cash Equivalents	(1,074,564)
Cash And Cash Equivalents, Beginning Of Year	9,145,198
Cash And Cash Equivalents, End Of Year	$8,070,634

Supplemental Information
Cash paid during the year for:
Interest on deposits and borrowings	1,508,380
Income taxes	1,065,000

Non-cash investing and financing activities:
Stock dividends	424,297
Loans transferred to other real estate owned	121,584